Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Contacts at the Company:

Aegis Communications Group, Inc.	Information Line (800) 332-0266

Aegis Communications Group, Inc.’s majority stockholder, World Focus,

to Take Company Private in a Short-Form Merger Effective November 3, 2006

Irving, Texas, November 3, 2006: Aegis Communications Group, Inc. (OTC Bulletin Board: AGIS), a worldwide transaction-based business process outsourcing company that enables clients to make customer contact programs more profitable and drive efficiency in back office processes, announced today that World Focus, through its wholly-owned subsidiary ACG Acquisition, Inc., the holder of 94.84% of Aegis’s Common Stock, has filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, effective as of November 3, 2006, thereby completing a short-form merger transaction under Section 253 of the Delaware General Corporation Law. World Focus and ACG Acquisition, Inc. had previously disclosed their intentions to take the Company private in a Schedule 13E-3 initially filed with the Securities and Exchange Commission on September 19, 2006, and subsequently amended on October 16, 2006 and October 30, 2006.

Pursuant to the Certificate of Ownership and Merger, ACG Acquisition, Inc. merged with and into the Company, and the minority stockholders of the Company now have the right to receive cash for their shares. Holders of the Company’s Common Stock have the right to receive $0.05 per share in exchange for their shares of Common Stock, and holders of the Company’s Series B Preferred Stock have the right to receive $3.60 per share in exchange for their shares of Series B Preferred Stock, plus accrued and unpaid interest thereon through November 3, 2006. Within ten days of today, Notices of Merger and Appraisal Rights, Letters of Transmittal and other documents necessary for the exchange of stock certificates will be mailed to the Company’s minority stockholders, which will include instructions for surrendering stock certificates in exchange for the cash consideration set forth in the Certificate of Ownership and Merger.

Under Delaware law, minority shareholders who do not wish to accept the consideration offered in the merger and who follow the procedures set forth in Delaware law will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares, which may be more or less than or the same as the consideration offered in the merger. The Notice of Merger and Appraisal Rights will provide information for stockholders who choose to exercise their appraisal rights under Delaware law.

As a result of the merger, on November 3, 2006 Aegis Communications Group, Inc. will file a Schedule 15 with the Securities and Exchange Commission, thereby terminating its reporting obligations and status as a public company.

Aegis Profile

Aegis Communications Group, Inc. (Aegis) is a worldwide transaction-based business process outsourcing company that enables clients to make customer contact programs more profitable and drive efficiency in back office processes. Aegis’ services are provided to a blue chip, multinational client portfolio through a network of client service centers employing approximately 3,700 people and utilizing 3,059 production workstations. Further information regarding Aegis and its services can be found on its website at www.aegiscomgroup.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are “forward-looking statements”. Terms such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “predicts”, “may”, “should”, “will”, the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the Company’s reliance on certain major clients; unanticipated losses of or delays in implementation of client programs; higher than anticipated implementation costs associated with new client programs; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on the Company’s labor force; reliance on technology; telephone and internet service dependence; and other operational, financial or legal risks or uncertainties detailed in the Company’s SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. The Company does not intend to update any of those forward-looking statements.